Exhibit 10.10

QUIDEL CORPORATION
2016 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD TERMS AND CONDITIONS

Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) and these Restricted Stock Unit Award Terms and Conditions (“Terms and Conditions”), Quidel Corporation (the “Company”) has awarded you a Restricted Stock Unit pursuant to Section 6.11 of the Quidel Corporation 2016 Equity Incentive Plan (the “Plan”) for the number of shares of the Company’s common stock (“Common Stock”) indicated in the Grant Notice (collectively, the “Award”). Capitalized terms not explicitly defined in these Terms and Conditions but defined in the Plan shall have the same definitions as in the Plan.
The details of your Award are as follows.
1.DISTRIBUTION OF SHARES OF COMMON STOCK. The Company will deliver to you a number of shares of Common Stock equal to the number of shares of Common Stock subject to your Award.
2.VESTING. Your Award vests as described on Grant Notice.
3.DIVIDENDS. Your Award will not accrue or be entitled to receive dividends or Dividend Equivalents, until such time as shares of Common Stock are issued to you pursuant to the Grant Notice.
4.VOTING RIGHTS. You will not have any rights of a shareholder with respect to the shares of Common Stock underlying the Award unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock.
5.COMPLIANCE WITH IRC SECTION 409A. This Award is intended to comply with Section 409A of the Code or an exception thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. If the Award is subject to Section 409A, the requirements applicable to “specified employees” as described in Section 5.17 of the Plan shall apply. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided by this Award comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.
6.SECURITIES LAW COMPLIANCE. You may not be issued any shares of Common Stock under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7.WITHHOLDING OBLIGATIONS. On or before the time you receive a distribution of shares of Common Stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from, at the election of the Company, the shares of Common Stock distributable to you, payroll and any other amounts payable to you and otherwise agree to make adequate provision for, as determined by the Company, any sums required to satisfy the Federal, state, local and foreign tax withholding obligations of the Company or a Subsidiary Corporation, if any, which arise in connection with your Award. In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
8.NOTICES. Any notice required to be delivered to the Company under this Award shall be in writing and addressed to the Company’s Chief Financial Officer at the Company's principal corporate offices. Any notice required to be delivered to you under this Award shall be in writing and addressed to you at the address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
9.GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control; provided, however, that the Grant Notice will govern the timing of any distribution of shares of Common Stock under your Award.
10.SEVERABILITY. If all or any part of this Award or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award or the Plan not declared to be unlawful or invalid. Any Section of these Terms and Conditions (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.